UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

EUPRAXIA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Canada	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

201—2067 Cadboro Bay Road Victoria, British Columbia, Canada	V8R 5G4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Shares	The Nasdaq Stock Market LLC

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-276586

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares, no par value (“Common Shares”) of Eupraxia Pharmaceuticals Inc. (the “Registrant”). The description of the Registrant’s Common Shares under the section captioned “Description of Share Capital—Common Shares” in the short form base shelf prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-276586) (the “Registration Statement”), filed with the Securities and Exchange Commission on January 18, 2024, is incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC, and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 18, 2024

EUPRAXIA PHARMACEUTICALS INC.

By:	/s/ James A. Helliwell
James A. Helliwell
Chief Executive Officer